Exhibit 10.3

Grant Date: ______________
Purchase Price $____ per Share

RADIOSHACK CORPORATION 2009 INCENTIVE STOCK PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is effective as of the date set forth above (the “Grant Date”), between RadioShack Corporation, a Delaware corporation (the “Company”), and the person (the “Optionee”) named in the notice of grant of stock options (the “Notice”) attached hereto, the provisions of which are incorporated herein by reference.  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the RadioShack Corporation 2009 Incentive Stock Plan (the “Plan”).

WHEREAS, on February 19, 2009, the Board of Directors of the Company approved the Plan to provide an additional incentive to certain officers, key employees, directors, consultants and other advisors of the Company and its Subsidiaries, and then directed that the Plan be submitted to the stockholders of the Company for approval;

WHEREAS, on May 21, 2009 the stockholders of the Company approved the adoption of the Plan; and

WHEREAS, the Committee responsible for administration of the Plan has determined that it is in the best interests of the Company and its stockholders to grant an Option to the Optionee as provided herein;

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.           Grant of Option.

1.1 The Company hereby grants to the Optionee the Option set forth on the Notice, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

1.2 The portion of the Option, if any, identified in the Notice as an Incentive Stock Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and shall be so construed; provided that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that any portion of the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3 This Agreement shall be construed in accordance and consistent with, and subject to the provisions of, the Plan, the provisions of which are incorporated herein by reference.  In the event of a conflict between this Agreement and the Plan, the Plan shall control.

2.           Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be the purchase price set forth at the top of this Agreement (the “Purchase Price”).

3.           Exercise Term.

The Option shall be exercisable to the extent and in the manner provided in Section 4 for a period of seven years from the Grant Date (the “Exercise Term”); provided that the Option may expire earlier as provided in Section 6.

4.           Exercisability of Option.

Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase on and after the first anniversary of the Grant Date, in whole at any time or in part from time to time, one-third of the total number of Shares underlying the Option, and an additional one-third of the total number of Shares underlying the Option on and after each of the second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or the Option expires as herein provided, during the remaining period of the Exercise Term.  Any fractional number of Shares resulting from the application of the fractions set forth in this Section 4 shall be rounded to the next higher or lower whole number of Shares, in the third (and second, if necessary) year, but such rounding shall not result in the Optionee having the right to purchase more than the total number of Shares underlying the Option.

5.           Manner of Exercise and Payment.

5.1           Subject to the terms and conditions of this Agreement and the Plan, the Option shall be exercised by delivery of notice (the “Exercise Notice”) in writing in person, or by facsimile or electronic means, or by certified mail, return receipt requested, and to such person, entity and location, as may be designated by or otherwise acceptable to the Secretary of the Company.  The Exercise Notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised.  The Exercise Notice shall be signed or authorized by the Optionee.  If requested by the Committee, the Optionee shall (i) deliver this Agreement to the Secretary of the Company, who shall endorse thereon a notation of such exercise, and (ii) provide satisfactory proof as to the right of the Optionee to exercise the Option.  As used in this Section 5, “delivery” means that the Exercise Notice and Purchase Price have been received by the Company or its specified designee in accordance with Section 5.2 prior to expiration of the Option as provided in Section 6.1.

5.2           The Exercise Notice shall be accompanied by the full Purchase Price for the Shares in respect of which the Option is being exercised, in cash, by certified check or in such other manner not inconsistent with the provisions of the Plan as may be designated by the Committee, or, in the discretion of the Committee, in whole or in part, by transferring Shares to the Company having a Fair Market Value on the most recent trading day preceding the date of exercise equal to the cash amount for which such Shares are substituted.

5.3           Upon timely receipt of the Exercise Notice and full payment of the Purchase Price for the Shares in respect of which the Option is being exercised, the Company shall,

subject to the terms of the Plan, take such action as may be necessary to effect the issuance to the Optionee of the number of Shares as to which such exercise was effective.

5.4           The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares underlying the Option until (i) the Optionee exercises the Option pursuant to the terms of this Agreement and pays the full Purchase Price for the number of Shares in respect of which the Option was exercised, and (ii) the Company issues and delivers such Shares to the Optionee or to a broker approved by the Company, whereupon the Optionee shall have full voting and other ownership rights with respect thereto.

6.           Expiration of Option.

6.1           The Option shall expire and become null and void upon the first to occur of:

a) the expiration of three months after the Optionee ceases to be employed by the Company or any of its Subsidiaries for any reason other than termination for one of the reasons set forth in Section 6.1 b), c) or d);

b) the expiration of three years since the Optionee's (i) termination of employment by reason of death or Disability, as defined below, or (ii) retirement at age 55 or older (“Retirement”);

c) the first anniversary of the Optionee's termination of employment following a Change in Control;

d) the Optionee's termination of employment for Cause; or

e) the end of the Exercise Term.

For purposes of this Agreement, “Cause” shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, and “Disability” shall mean the suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all employees of the Company, totally and permanently prevents the Optionee from performing the customary duties of his or her regular job with the Company or the applicable Subsidiary. Except as provided in Section 6.2 and if the Optionee’s employment were to be terminated for Cause (in which case the Option shall immediately become null and void in its entirety), only those portions of the Option exercisable as of the date of termination of the Optionee's employment may be exercised.

In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee under the Optionee’s will or by the Optionee's personal representative or distributee and such person shall be substituted for the Optionee each time the Optionee is referred to herein.

6.2           Notwithstanding the provisions of Section 4:

a) upon the Optionee's death or Disability, the Option shall immediately become fully exercisable and shall remain so until the expiration of the period provided in Section 6.1;

b) upon the Optionee's Retirement, the Option shall immediately become fully exercisable, provided that the Optionee has held the Option for a period of at least 12 months from the Grant Date, and shall remain so until the expiration of the period provided in Section 6.1; and

c) upon any Change in Control, the Option shall become exercisable as provided in Section 7.

7.           Effect of Change in Control.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall immediately become fully exercisable for the entire number of Shares covered thereby through the expiration of the applicable period specified in Section 6.1, and (ii) the Optionee will be permitted to surrender for cancellation, within 60 days after the Change in Control, all or any portion of the Option not yet exercised, and the Optionee will be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value on the most recent trading day preceding the date of the surrender of the Shares underlying the Option or portion thereof surrendered, over (B) the aggregate Purchase Price of the Shares underlying the Option or portion thereof surrendered.

8.           Non-transferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's personal representative.

9.           No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right or contract with respect to continued employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Optionee’s employer to terminate the Optionee's employment at any time.

10.           Adjustments.

In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to the number and class of Shares underlying the Option and the Purchase Price for such Shares.  Any such adjustment shall be made in accordance with the provisions of the Plan and shall be effective, final, binding and conclusive for all purposes of the Plan and this Agreement.

11.           Effect of Certain Transactions.

Subject to Section 7, upon the effective date of (i) the liquidation or dissolution of the Company, or (ii) a merger or consolidation of the Company (in the case of (i) or (ii), a “Transaction”), the Option shall continue in effect in accordance with its terms, except that after the Transaction, upon exercise of the Option and payment of the Purchase Price the Optionee shall only be entitled to receive, with respect to each Share underlying the Option, the same amount and kind of stock, securities, cash, property or other consideration that a holder of a Share was entitled to receive in the Transaction.

12.           Withholding of Taxes and Notice of Disposition.

12.1           The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the Withholding Tax with respect to the Option.  If the Optionee experiences a Taxable Event in connection with the receipt of Shares pursuant to an Option exercise, the Company shall withhold a portion of the Shares then issuable to the Optionee having an aggregate Fair Market Value, on the most recent trading day preceding the date of the exercise of the Option, equal to the Withholding Tax.

12.2           If in connection with an exercise of an Incentive Stock Option, (i) within the two-year period commencing on the day after the Grant Date or (ii) within the one-year period commencing on the day after the date of issuance of Shares to the Optionee, the Optionee makes a disposition (within the meaning of Section 424(c) of the Code and regulations promulgated thereunder) of any Shares issued to the Optionee pursuant to such exercise, the Optionee shall, within 10 days after such disposition, notify the Company thereof by delivery of written notice to the Secretary of the Company, and immediately deliver to the Company the amount, if any, of Withholding Tax due as a result of such disposition.

13.           Optionee Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The Optionee hereby acknowledges receipt of the prospectus regarding the offering and sale of the Shares pursuant to the Plan.

14.           Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.           Governing Law and Forum.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the conflicts of law principles thereof.  Any suit brought under this Agreement shall only be brought in the appropriate state or federal court located in Tarrant County, Texas.

16.           Successors in Interest.

This Agreement shall inure to the benefit of, and be binding upon, any successor of the Company.  This Agreement shall inure to the benefit of the Optionee’s personal representative.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be effective, final, binding and conclusive for all purposes upon the Optionee’s heirs, executors, administrators and personal representatives.

17.           Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be resolved by the Committee.  Any resolution made hereunder by the Committee shall be effective, final, binding and conclusive on the Optionee and the Company for all purposes.

18.           Entire Agreement; Amendment.

This Agreement, together with the documents incorporated herein by reference, represents the entire agreement between the parties with respect to the subject matter hereof.  The Committee may terminate, amend or modify this Agreement, provided that no such termination, amendment or modification may in any way adversely affect the Optionee’s rights under this Agreement without the Optionee’s written approval.

19.           Acceptance.

Unless the Optionee notifies the Company in writing within 30 days after the date the Company mailed or delivered this Agreement to the Optionee that the Optionee does not accept the terms of this Agreement, the Optionee shall be deemed to have accepted, and be bound by, the terms of this Agreement.